Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields to be Added to S&P/TSX Global Gold Index and Global
    Mining Index

    TORONTO, Dec. 20 /CNW/ - Western Goldfields Inc. (TSX:WGI, AMEX:WGW) is
pleased to report that Standard & Poor's Index Operations has announced
Western Goldfields will be included in the S&P/TSX Global Gold Index and
Global Mining Index effective as at the open on Monday, December 24, 2007. The
S&P/TSX Global Gold Index and Global Mining Index are leading benchmarks of global gold and mining industry sectors. "This represents another important milestone in our corporate development as we seek to grow our business and to create greater liquidity for our shareholders," said Mr. Randall Oliphant,
Chairman, Western Goldfields.

    Western Goldfields Inc.
    -----------------------
    Western Goldfields is a gold producer focused on completing the expansion of its Mesquite Mine, located in Imperial County, California, and returning the mine to full production in January 2008. With estimated 2008 production of between 155,000-165,000 ounces, the Company is the only multi-million ounce US gold reserve not controlled by a major gold company. Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the
American Stock Exchange under the symbol WGW. For further details, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, the uncertainties involved in interpreting drilling results and those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    %CIK: 0001394186

    /For further information: Raymond Threlkeld, President and Chief
Executive Officer, (416) 324-6005, rthrelkeld(at)westerngoldfields.com; Julie
Taylor Pantziris, Director, Regulatory Affairs and Investor Relations, (416)
324-6015, jtaylor(at)westerngoldfields.com/
    (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 08:30e 20-DEC-07